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                                                                    Exhibit 99.1

                          MFS ANNOUNCES NEW INITIATIVES

                     Moves Aimed At Capitalizing on Telecom Act and New Internet Technologies

Omaha, Nebraska, May 7, 1996 - MFS Communications Company, Inc. (MFS) today announced that it plans to undertake a series of initiatives designed to position the Company to take advantage of opportunities created by changes in telecommunications laws and the rapid development of Internet-based communications networks.

"We believe that a shift in the nature of communications is occurring which is as fundamental as the change from telegraph to telephone," said James Q. Crowe, Chairman and Chief Executive Officer of MFS. "Internet-based technology makes it possible to communicate in whole new ways, and at far lower cost than was previously possible. We further believe that the pending UUNET merger -- which combines their acknowledged expertise in Internet-based business communications with the tremendous capacity of MFS' optical fiber transmission network
- -uniquely positions the merged company to benefit from this communications revolution.

"Recent regulatory and legislative changes, as well as the shift to Internet technology, have created a number of new opportunities for the Company. The Telecommunications Act of 1996 requires incumbent local phone companies to enter into pro-competitive arrangements with MFS throughout the United States. International regulatory reforms, particularly in Western Europe, are accelerating and will enable the Company to compete as a facilities-based service provider more quickly than previously anticipated.

In response to these new opportunities, the Company intends to undertake certain initiatives which involve increasing the number of cities served, expanding its networks in existing cities, constructing or acquiring its own intercity high capacity network, accelerating central office interconnection, deployment of additional switches, and providing high-speed local Internet access.

Construction and Expansion of Networks

The Company plans to expand the number of U.S. cities served to approximately 85 over the next two to four years. This number is up from the previously planned target of approximately 65 cities, 45 of which are currently in operation or under active development. In addition, the Company plans to construct approximately 35 major expansions to existing city networks. Taken together with the aforementioned regulatory changes, MFS believes that upon completion these initiatives will enable the Company to sell its services to approximately 70% of the U.S. business market.

The Company also intends to increase the number of international financial centers served to 45, up from the previously planned 25 cities, seven of which are currently operational or under development. A number of the cities are expected to be developed in Asian countries where regulatory reform has created new opportunities to serve the needs of communications intensive

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business customers. The pace of international city development is dependent on a number of factors including the speed of regulatory reform.

Intercity High Capacity Network

The Company currently leases U.S. and international long distance connections from other providers, the cost of which represents a significant portion of the Company's network expense. The Company intends to build or acquire its own U.S. and international intercity and transoceanic fiber optic networks, to be deployed over a two to four year period. In accordance with this strategy, MFS has begun construction of intercity connections along the Eastern seaboard with the intent of linking the Company's city networks from Washington, D.C. to Boston. Deployment of intercity networks with high speed SONET (or internationally, the equivalent SDH standard) equipment is expected to lower the cost of long distance connections and, in combination with MFS' high capacity local networks, enable it to provide a range of new Internet-related services, including, over time, high quality voice and video communications service.

Central Office Interconnection and Switch Deployment

The Telecommunications Act of 1996 mandates that local exchange carriers throughout the country enter into arrangements with competitors such as MFS for central office collocation and unbundling of local services. The Company believes that implementation of these pro-competitive policies creates a unique opportunity to provide a full range of local and long distance services through interconnection with local exchange carriers. The Company has notified 21 local exchange carriers of its intention to enter into collocation agreements in specific MFS cities and has dedicated approximately 100 employees to the task of negotiating and implementing such arrangements. The Company plans to interconnect at LEC central offices in all its network cities and plans to deploy approximately 25 additional local switches over the 25 previously planned.

Internet Opportunities

On April 30, 1996, the Company and UUNET Technologies, Inc. jointly announced the execution of a merger agreement. MFS believes that the combined company will be in a strong position to offer a broad range of services based on Internet technologies.

In the U.S., the acceleration of central office interconnection arrangements and the availability of unbundled local loops is expected to enable the Company to offer a variety of higher speed local Internet access services based on ISDN (Integrated Service Digital Network) technology and, in the future, on such technologies as ADSL (Asymetric Digital Subscriber Loop). In addition, the Company plans to significantly expand its existing "Internet Hotel" space (i.e., facilities space specifically created to allow Internet Service Providers, Web Page Hosting Service Providers and others to collocate with and utilize the network services of the Company).Internationally, the Company intends to pursue a range of new initiatives similar to those planned for the U.S. as regulatory reform and other factors allow, and to expand its "Internet Hotel" space and international transport service in both Europe and Asia.



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MFS  believes  these  initiatives   together  with  UUNET's  255  U.S.  and  288
international points of presence will uniquely position the combined company to benefit from the rapid growth in demand for Internet-related services.

Financial Flexibility

Specific expenditures for the initiatives announced today are subject to the Company's review of a number of factors including cost of any additional capital required, technological developments and market conditions. In addition, each initiative may be implemented in whole or in part, and independently of any other initiative, ensuring that the Company retains maximum financial and operating flexibility.

The Company anticipates that implementation of these initiatives will result in an increase in annual capital expenditures of approximately $500 million which, together with currently anticipated expenditures, is expected to bring total capital expenditures to approximately $1 billion per year over the period of implementation.

The Company will be making a presentation today to industry analysts and investors regarding the Company's strategy including a presentation of the Company's planned initiatives described in this announcement. The meeting will be held at the Waldorf Astoria Hotel in New York City starting at 8:00 am Eastern Daylight Time.

Uncertainties Relating to Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties, including risk of changing market conditions, competitive and regulatory risk associated with the telecommunications and Internet industries, and other risks detailed from time to time in the SEC annual reports filed by MFS, including the report on Form 10-K filed by MFS for the year ending December 31, 1995. Actual results, events and performance may differ materially.

MFS is a leading provider of communication services for business and government. Through its operating company subsidiaries, MFS provides one-stop shopping for integrated local and long distance services as well as a wide range of high quality voice, data and other enhanced services and systems specifically designed to meet the requirements of business and government customers. MFS' common stock is traded on the Nasdaq National Market under the symbol MFST. MFS is headquartered in Omaha, Nebraska.